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                                                                     Exhibit 23


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Heartland Wireless Communications, Inc.:


We consent to incorporation by reference in the Registration Statement No. 333-04263 and No. 333-05943 on Form S-8 and in the Registration Statement No. 333-14149 and No. 333-12577 on Form S-4 of Heartland Wireless Communications, Inc. and subsidiaries of our reports dated March 24, 1997, relating to the consolidated balance sheets of Heartland Wireless Communications, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows and related schedule for each of the years in the three-year period ended December 31, 1996, which reports appear in the December 31, 1996 annual report on Form 10-K of Heartland Wireless Communications, Inc. and subsidiaries.

As discussed in note 1(d) to the consolidated financial statements, the Company changed its method of accounting for the direct costs and installation fees related to subscriber installations in 1995.


                                            KPMG Peat Marwick LLP


Dallas, Texas
March 27, 1997